                                                                    EXHIBIT 10.1

                       SECOND LOAN MODIFICATION AGREEMENT

      THIS SECOND LOAN MODIFICATION AGREEMENT ("Modification Agreement") is made as of July 10, 2002, between ADVANCED MARKETING SERVICES, INC., a Delaware corporation ("Borrower"), and CALIFORNIA BANK & TRUST, a California banking corporation ("Bank"), with reference to the following:

                                 R E C I T A L S

      A. Bank and Borrower are parties to that certain Amended and Restated Loan Agreement entered into effective July 27, 2000 ("Loan Agreement"), pursuant to which Borrower delivered to Bank a promissory note dated July 27, 2000 made by Borrower as maker to Bank, in the original principal amount of $12,000,000 ("Note"). The Loan Agreement, Note and related documents are referred to collectively as the "Loan Documents". The Loan Documents were previously modified by that certain Loan Modification Agreement between Bank and Borrower dated as of January 11, 2002 ("First Modification Agreement"). Initially capitalized terms not otherwise defined herein have the same meanings as in the Loan Agreement, as previously modified.

      B. As part of the Senior Revolving Credit described in the First Modification Agreement, which was increased as of January 11, 2002 from $13,000,000 to $23,000,000, Borrower delivered to Bank a Security Agreement dated as of January 11, 2002 ("Security Agreement"), through which Bank obtained a security interest in Borrower's accounts receivable and other related collateral as described in Paragraph 2 thereof ("Collateral"). The Security Agreement provides in Paragraph 3 that it secures not only the Senior Revolving Credit facility, but other obligations of Borrower to Bank which recite that they are secured thereby.

      C. The parties now wish to revise the Loan Documents to (i) extend the Loan's Maturity Date, (ii) make certain changes to Borrower's financial covenants added by the First Modification Agreement, and (iii) provide that all obligations of Borrower to Bank under the Loan Documents as previously modified shall be secured by the Security Agreement upon the occurrence of a specified event.

      THE PARTIES AGREE AS FOLLOWS:

      1. MODIFICATION OF LOAN DOCUMENTS. Subject to the conditions precedent of Paragraph 2 below, the Loan Documents are modified in the following respects:

            1.1 The Maturity Date described in Section A.(3) of the Loan Agreement is extended from August 31, 2002 to March 31, 2003 ("Extended Maturity Date").

            1.2 The financial covenant of clause (iv) of Paragraph 1.3 of the First Modification Agreement is modified so that the required Current Ratio shall be 1.00:1 instead of 1.10:1. The financial covenant of Paragraph 1.4 of the First Modification Agreement is modified to make the required maximum Leverage Ratio 3.50:1 for the first, second and fourth quarters and 4.00:1 for the third quarter. As modified, Paragraphs 1.3 and 1.4 of the First Modification Agreement shall read in their entirety as follows:

                  "1.3 No later than forty-five (45) days after the end of each fiscal quarter and one hundred twenty (120) days after the end of each fiscal year, Borrower shall demonstrate to Bank's reasonable satisfaction that (i) Borrower's Tangible Net Worth is not less than Seventy Million Dollars ($70,000,000), (ii) the ratio of Senior Debt to EBITDA for the Computation Period just ended is not more than 1.85:1, (iii) the value of Eligible Accounts Receivable is more than the Loan; and (iv) Borrower's Current Ratio is not less than 1.00:1.

                  "1.4 Borrower shall, no later than forty-five (45) days after the end of each quarter, demonstrate to Bank's reasonable satisfaction a Leverage Ratio that is no more than

      3.50:1 for the quarters ending March 31, June 30 and December 31, and 4.00:1 for the quarter ending September 30."

            1.3 If Borrower's Current Ratio should fall below 1.10:1 at the end of any fiscal quarter, as evidenced by Borrower's quarterly financial reports required by the Loan Agreement, and whether or not the Current Ratio remains in compliance with the minimum required Current Ratio as reduced by this Modification Agreement (i.e., 1.00:1), then all obligations of Borrower to Bank under the Loan Documents shall automatically and without further action by the parties thereafter be secured by the Security Agreement and become "Obligations" as defined in the Security Agreement.

            1.4 Upon the reduction of Borrower's Current Ratio below 1.10:1, the parties specifically agree that the last sentence of Paragraph 3 of the Security Agreement shall automatically and without further action of the parties be modified to read as follows:

      "The Obligations secured by this Security Agreement shall hereafter include all obligations and liabilities of Borrower arising out of that certain revolving credit facility extended by Bank to Borrower in the maximum aggregate amount of $12,000,000 pursuant to an Amended and Restated Loan Agreement dated as of July 27, 2000, and modified as of January 11 and July 10, 2002."

            1.5 Notwithstanding the automatic nature of the changes described in Paragraphs 1.3 and 1.4 of this Modification Agreement, Borrower shall sign any amendments to the Loan Documents and/or the Security Agreement as may be reasonably requested by Bank to implement or evidence those changes

      2. CONDITION PRECEDENT. This Modification Agreement, and all rights and obligations of the parties hereunder, shall be effective only upon the date on which by which the following condition precedent has been satisfied or waived ("Effective Date"): Borrower and Bank shall have delivered a modification agreement relating to the Senior Revolving Credit and Borrower shall have satisfied the conditions precedent to the effectiveness thereof. The foregoing condition precedent is solely for the benefit of Bank, and may be waived in writing unilaterally by Bank.

      3. OTHER MATTERS OF AGREEMENT.

            3.1 Except as expressly set forth herein, this Modification Agreement shall not affect or impair any other covenants or conditions set forth in the Loan Documents.

            3.2 This document may be executed in two or more counterparts, each of which will be considered an original but all of which together shall constitute one agreement.

            3.3 Except as modified hereby, all provisions of the Loan Documents shall remain in full force and effect.

BANK:                                   CALIFORNIA BANK & TRUST, a California
                                        banking corporation

                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

BORROWER:                               ADVANCED MARKETING SERVICES, INC., a
                                        Delaware corporation

                                        By
                                          --------------------------------------
                                           Michael M. Nicita, President and CEO


                                        By
                                          --------------------------------------
                                            Edward J. Leonard, Exec. Vice Pres.
                                                         and CFO